                                                                   EXHIBIT 10.6

                                                                      COMPOSITE
                                                AS AMENDED AS OF MARCH 12, 2002

                                FAIRMARKET, INC.

                             TRANSACTION BONUS PLAN

         1. PURPOSE. FairMarket, Inc. (the "Company") considers it essential to the best interests of its stockholders to induce certain key management personnel to continue their employment with the Company and to encourage such key management personnel to exert their very best efforts toward the completion of a Transaction (as defined below). Therefore, the Board of Directors of the Company (the "Board") has determined that the FairMarket, Inc. Transaction Bonus Plan (the "Plan") should be adopted to reinforce and encourage the continued attention and dedication of the employees of the Company whose names are listed on Schedule A attached hereto, as amended from time to time (each, a "Covered Employee"; collectively, the "Covered Employees"), to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Transaction. Nothing in this Plan shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Covered Employee and the Company, the Covered Employee shall not have any right to be retained in the employ of the Company.

         2.       DEFINITIONS.  For purposes of this Plan:

         (a)      "Total Equity Value" shall mean:

                           A = B multiplied by C, where:
                           A means the Total Equity Value;
                           B means the total number of shares of the
                                   Company's common stock, par value $.001 per share ("Common Stock"), outstanding at the time of the Transaction (or at the time of each event in the case of a Transaction consisting of a series of events) on a fully diluted basis to be determined by PricewaterhouseCoopers LLP, or any other nationally recognized accounting firm selected by the Company (the "Accounting Firm"), in accordance with Generally Accepted Accounting Principles; and
                           C means the per share value received or to be
                                   received (including by way of one or more distributions to the Company's shareholders following a series of events constituting a Transaction when such series includes one or more events described in Sections 2(b)(ii) or (iii) below) by a holder of the Company's Common Stock pursuant to the Transaction to be determined by the Accounting Firm.

         Notwithstanding the foregoing, in the event Total Equity Value, as determined under the above equation, exceeds $90,000,000, Total Equity Value shall be deemed to mean $90,000,000 for purposes of this Plan.

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         (b) A "Transaction" shall mean any of the following (including a series of events within a twelve (12) consecutive month period which in the aggregate constitutes any of the following):

                  (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger, own more than 50% of the combined voting power of the merged or consolidated company's then outstanding voting securities entitled to vote generally in the election of directors; or

                  (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or

                  (iii) the liquidation or dissolution of the Company.

         (c) "Transaction Bonus Amount" shall mean, for any Covered Employee, the product of (i) the fraction set forth on Schedule A hereto with respect to such Covered Employee, and (ii) the Transaction Bonus Pool.

         (d) "Transaction Bonus Pool" shall be equal to the Total Equity Value multiplied by the applicable percentage set forth below (with linear interpolation between share points).

                  TOTAL EQUITY VALUE                          PERCENTAGE
                  ------------------                          ----------
                  $65,000,000                                 0.0%
                  $75,000,000                                 0.4%
                  $90,000,000                                 0.8%

         In the event Total Equity Value is less than $65,000,000, then the applicable percentage shall be 0.0% and the Transaction Bonus Pool shall be zero. Notwithstanding anything herein to the contrary, in no event shall the Transaction Bonus Pool be greater than $720,000 (i.e., $90,000,000 multiplied by 0.008).

         3. TRANSACTION INCENTIVES. Contemporaneously with, as a part of, and as a condition to, the consummation of any Transaction occuring prior to the expiration of the term of this Plan, each Covered Employee, provided such Covered Employee is employed by the Company on such date, shall be paid a cash bonus equal to the Transaction Bonus Amount for such Covered Employee. Such Transaction Bonus Amount shall be paid in a single lump sum, in cash.

         4. WITHHOLDING. All payments made by the Company under this Plan shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

         5. MEDIATION OF DISPUTES. The parties shall endeavor in good faith to settle within 90 days any controversy or claim arising out of or relating to this Plan or the breach thereof through mediation with JAMS, Endispute or similar organizations. If the controversy or claim is not resolved within 90 days, the parties shall be free to pursue other legal remedies in law or equity.

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

         6. BENEFITS AND BURDENS. This Plan shall inure to the benefit of and be binding upon the Company and the Covered Employees, their respective successors, executors, administrators, heirs and permitted assigns.

         7. ENFORCEABILITY. If any portion or provision of this Plan shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Plan, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Plan shall be valid and enforceable to the fullest extent permitted by law.

         8. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Plan, or the waiver by any party of any breach of this Plan, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

         9. NOTICES. Any notices, requests, demands, and other communications provided for by this Plan shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to a Covered Employee at the last address the Covered Employee has filed in writing with the Company, or to the Company at its main office, attention of the Board of Directors.

         10. EFFECT ON OTHER PLANS. Nothing in this Plan shall be construed to limit the rights of the Covered Employees under the Company's benefit plans, programs or policies.

         11. AMENDMENT OR TERMINATION OF PLAN. The Company may amend or terminate this Plan at any time or from time to time.

         12. GOVERNING LAW. This Plan shall be construed under and be governed in all respects by the laws of the State of Delaware.

         13. ADMINISTRATION. The Board of Directors of the Company, or a committee thereof (the "Administrator"), shall have the sole discretionary power to interpret the provisions of this Plan and make all decisions and exercise all rights with respect to the Plan and exercise all rights of the Company with respect to the Plan. The Administrator shall have final authority to apply the provisions of the Plan and shall also have the exclusive discretionary authority to make all determinations (including, without limitation, the interpretation and construction of the Plan and the determination of relevant facts) regarding the entitlement of benefits hereunder. The Administrator shall have final authority to apply the provisions of the Plan and determine, in its sole discretion, the amount of the Transaction Bonus Pool and benefits to be paid or allocation to Covered Employees hereunder and shall also have the exclusive discretionary authority to make all other determinations (including, without limitation, the interpretation and construction of the Plan and the determination of relevant facts) regarding the entitlement to benefits hereunder and the amount of benefits to be paid from the Plan. The Administrator's exercise of its discretionary authority shall be binding on all parties.

         14. TERM. The term of this Plan will begin on August 28, 2001 and end on August 28, 2002.

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

Adopted:  As of August 28, 2001

FAIRMARKET, INC.

By: __________________________________














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

                                   SCHEDULE A

COVERED EMPLOYEE                   FRACTION OF TRANSACTION BONUS POOL
Nanda Krish                                         1/3

Janet Smith                                         1/6

Jeffrey B. Meyer                                    1/6

N. Louis Shipley                                    1/6

Matt Ackley                                         1/6







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